Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Waccamaw Bankshares, Inc. on Form S-1 (Registration Nos. 333-160435 and 333-160436) of our report dated March 27, 2008, which appears in their Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to our firm under the caption “Experts” in this Registration Statement.

Galax, Virginia

August 11, 2009